UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported) March 31, 2017 (March 30, 2017)

iMedicor, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52765	95-4696799
(Commission File Number)	(IRS Employer Identification No.)

13506 Summerport Village Parkway #160, Windermere, FL	34786
(Address of Principal Executive Offices)	(Zip Code)

407-505-8934
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Entry into a Material Definitive Agreement

On March 30, 2017 iMedicor, Inc., a Nevada corporation formerly known as Vemics, Inc. (the "Company"), and the holders of approximately $6,200,000 aggregate principal amount of indebtedness of the Company convertible into shares of Common Stock of the Company (the "Convertible Debt"), the holders of not less than two thirds of the outstanding shares of the Series A Preferred Stock of the Company (the “Series A Preferred Stock”) and the holders of not less than two thirds of the outstanding shares of the Series B Preferred Stock of the Company (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock") entered into a Recapitalization Agreement dated as of November 1, 2016 (the "Recapitalization Agreement") for the purpose of recapitalizing the Company (the "Recapitalization").

A.
Recapitalization of the Company.

Pursuant to, and upon the terms and provisions of, the Recapitalization Agreement, the Company shall be recapitalized on such date as the Company in its sole discretion shall designate in a written notice to all the parties to the Recapitalization Agreement (the “Recapitalization Date”) as follows:

1.
Amendment of Articles of Incorporation. The Articles of Incorporation shall be amended to increase the number of shares of Common Stock that the Company is authorized to issue from two billion (2,000,000,000) to twenty billion (20,000,000,000) and, in connection therewith, the Company shall prepare, execute, and file with the Secretary of State of the State of Nevada an Amendment of the Articles of Incorporation for such purpose.

2.
Amendment of Series A Certificate of Designation. Clause (b) of section 4 of the Series A Certificate of Designation shall be amended to read as follows:

"(b) at the option of the Company at any time".

and, in connection therewith, the Company shall prepare, execute and file with the Secretary of State of the State of Nevada an Amendment to Certificate of Designation amending the Series A Preferred Stock Certificate of Designation, as amended, for such purpose

3.
Amendment of Series B Certificate of Designation. Clause (b) of section 4 of the Series B Preferred Stock Certificate of Designation shall be amended to read as follows:

"(b) at the option of the Company at any time”.

and, in connection therewith, the Company shall prepare, execute and file with the Secretary of State of the State of Nevada an Amendment to Certificate of Designation amending the Series B Preferred Stock Certificate of Designation, as amended, for such purpose.

4.
Conversion of the Convertible Debt. Assuming the Recapitalization occurs on April 30, 2017, the holders of the Convertible Debt (the “Convertible Debt Holders”) shall convert all of the Convertible Debt (consisting of approximately $6,300,000 aggregate principal amount of indebtedness) held by the Convertible Debt Holders at a price per share of $0.001 into approximately 6,300,000,000 shares of Common Stock, in the manner set forth in the instruments relating to the Convertible Debt.

If for any reason the Recapitalization occurs either before April 30, 2017, based on the amount of interest due and not paid, the number of shares of Common Stock into which the Convertible Debt shall convert will decrease and, if for any reason the Recapitalization occurs after April 30, 2017, based on the amount of interest due and not paid, the number of shares of Common Stock into which the Convertible Debt shall convert will increase.

5.
Conversion of the Series B Preferred Stock. Immediately following the conversion of the Convertible Debt into shares of Common Stock, the Company shall convert the Series B Preferred Stock into shares of Common Stock in the manner set forth in section 4(b) of the Series B Preferred Stock Certificate of Designation, as amended.

6.
Conversion of the Series A Preferred Stock. Immediately following the conversion of the Series B Preferred Stock into shares of Common Stock, the Company shall convert the Series A Preferred Stock into shares of Common Stock in the manner set forth in section 4(b) of the Series A Preferred Stock Certificate of Designation, as amended.

7.
Reverse Split of Shares of Common Stock. Immediately following the conversion of the Convertible Debt, the Series B Preferred Stock and the Series A Preferred Stock into shares of Common Stock, the Company shall combine its outstanding shares of Common Stock by a ratio to be determined by the Company's Board of Directors, in its sole discretion, so that immediately following such reverse split the number of shares of Common Stock outstanding, shall be 10,000,000 shares (the “Reverse Split”); provided, however, no fractional share of Common Stock shall remain outstanding and in lieu of any fractional share of Common Stock that otherwise would be outstanding, the holder thereof shall be entitled to receive and the Company shall pay to such holder of such fraction an amount equal to such fraction times the amount that the Board of Directors shall determine in good faith to be the fair value of a share of Common Stock on the Recapitalization Date.

8.
Amendment and Restatement of Articles of Incorporation. The Articles of Incorporation shall be amended and restated in their entirety to read as set forth in Exhibit 2.8 to the Recapitalization Agreement.

9.
Amendment of By-Laws. The By-Laws of the Company shall be amended and restated in their entirety to read as set forth in Exhibit 2.9 to the Recapitalization Agreement.

10.
Capitalization Following Recapitalization. Assuming that none of the presently outstanding securities of the Company (other than the Convertible Debt, the Series B Preferred Stock and the Series A Preferred Stock) are converted into or are exercised or exchanged for shares of Common Stock, it is the intention of the parties to the Recapitalization Agreement that, immediately following the Recapitalization, the Company shall be authorized to issue six hundred ten million (610,000,000) shares, consisting of six hundred million (600,000,000) shares of Common Stock, of which approximately 10,000,000 shares shall be outstanding, and ten million (10,000,000) shares of Preferred Stock, none of which shall be outstanding.

11.
Certain Adjustments. Notwithstanding anything to the contrary in the Recapitalization Agreement, the amount of the Convertible Debt and the numbers of shares of stock of the Company that are outstanding immediately preceding and shall be outstanding as a result of the Recapitalization shall be adjusted consistent with the assumptions and calculations contained in the Recapitalization Agreement to be consistent with the facts on the Recapitalization Date.

The information provided in this Item 1.01 with respect to the Recapitalization is qualified in its entirety by reference to the terms of the Recapitalization Agreement attached hereto as Exhibit I, and incorporated herein by reference.

B.
Conditions of the Recapitalization.

The Recapitalization of the Company is subject to and conditioned upon the Requisite Consent of Security Holders (as defined in the Recapitalization Agreement).

The information provided in this Item 1.01 with respect to the Conditions of the Recapitalization is qualified in its entirety by reference to the terms of the Recapitalization Agreement attached hereto as Exhibit I, and incorporated herein by reference.

C.
The Bridge Financing.

The Company has been raising, and continues to raise, funds on a best efforts basis up to a maximum amount of $10,000,000 for working capital by issuing convertible promissory notes (the “Bridge Notes”) with warrants (the “Bridge Warrants”). The Bridge Notes bear interest at the rate of 18% per annum and were payable at the earlier of December 31, 2016 (the “Maturity Date”) or conversion. The Bridge Notes (principal and accrued and unpaid interest) are convertible into shares of Common Stock at a price (following the Reverse Split) equal to $0.45 per share of Common Stock. Investors purchasing the Bridge Notes receive one Bridge Warrant for every $1.00 in principal amount of the Bridge Notes purchased in the Bridge Offering. Each Bridge Warrant is exercisable until December 31, 2019 to purchase one share of Common Stock at an exercise price (following the Reverse Split) of $1.35 per share, subject to adjustment in certain circumstances.

The Bridge Notes are convertible into shares of Common Stock at any time at the option of the Bridge Note holder. The Bridge Notes (principal and accrued and unpaid interest) are convertible at a price (following the Reverse Split) equal to $0.45 per share of Common Stock, subject to adjustment as provided below. If the Company’s fully diluted shares of Common Stock outstanding on the date of conversion is greater or less than 10 million, the Conversion Price shall be adjusted proportionately to equate to a Conversion Price based upon a $4.5 million pre-money valuation of the Company on a fully diluted basis on the date of conversion (i.e., a 10% discount to a $5.0 million pre-money valuation on a fully diluted basis on the date of conversion). The Conversion Price (following the Reverse Split) shall be $0.45 per share of Common Stock assuming the Company has 10 million shares of Common Stock issued and outstanding on a fully diluted basis on the date of conversion.

As of the date of this report on Form 8-K, the Company has entered into separate Conversion Agreements (a “Conversion Agreement”) with the holders of Bridge Notes holding Bridge Notes in the aggregate principal amount of $4,684,654 pursuant to which on the Recapitalization Date immediately following the Recapitalization the Bridge Notes held by such holders will be converted into shares of Common Stock at a conversion price of $0.45 per share of Common Stock.

The Bridge Notes by their terms are also exchangeable for convertible notes (“PIPE Notes”) if offered by the Company in a PIPE Financing, or exchangeable for PIPE Notes as provided herein. In addition, if (i) the Company is current (as of the date of this Form 8-K the Company is not current) in filing its reports (other than reports required to be filed on Form 8-K) under Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) the gross combined proceeds of the Bridge Financing and the PIPE Financing are at least the Minimum PIPE, as defined below, then the Bridge Notes will automatically be exchanged for PIPE Notes in a principal amount equal to (A) the sum of (1) the total outstanding principal balance of the Bridge Notes plus (2) all accrued and unpaid interest thereon, multiplied by (B) 111% (the “Exchange Ratio”). For this purpose a PIPE Financing means a private offering of securities consisting of convertible notes and warrants in a minimum amount equal to the greater of (i) $4.0 million or (ii) $1.0 million more than the aggregate principal amount of Bridge Notes sold in the Bridge Financing (including the principal of and accrued interest on the Bridge Notes exchanged for PIPE Notes) (the “Minimum PIPE”) and a maximum amount of $2.0 million more than the Minimum PIPE (the “Maximum PIPE”) undertaken prior to the Maturity Date of the Bridge Notes.

However, the Company has neither undertaken nor consummated a PIPE Financing and, as of the date of this Report on Form 8-K, has no plans to undertake a PIPE Financing. The Company had entered into a Letter Agreement with GVC Capital LLC (“GVC”) dated November 12, 2015 (the “GVC Letter Agreement”) pursuant to which GVC would have been willing to act as the placement agent of the Company’s securities in a PIPE Financing. However, as of October 31, 2016, the Company and GVC mutually agreed to terminate the GVC Letter Agreement.

Investors purchasing Bridge Notes also receive one Bridge Warrant for every $1.00 in principal amount of Bridge Notes purchased in the Bridge Offering. Each Bridge Warrant is exercisable until December 31, 2019 to purchase one share of Common Stock at an exercise price (following the Reverse Split) equal to $1.35 per share (the “Bridge Warrant Exercise Price”), assuming the Company has 10 million shares of common stock issued and outstanding on a fully diluted basis. If the Company’s fully diluted shares of Common Stock outstanding on the date of issuance of the Bridge Warrants is greater or less than 10 million, the Bridge Warrant Exercise Price shall be adjusted proportionately to equate to a Bridge Warrant Exercise Price based upon a $4.5 million pre-money valuation of the Company on a fully diluted basis (i.e., a 10% discount to a $5.0 million pre-money valuation on a fully diluted basis). The Bridge Warrants are callable by the Company if (i) there exists a public trading market for the shares of Common Stock, (ii) there is an effective registration statement registering for resale under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock issuable upon exercise of the Bridge Warrants ( the “Bridge Warrant Shares”) and (iii) the closing price of the Common Stock on an exchange registered with the SEC has equaled at least 150% of the then current Bridge Warrant Exercise Price for 20 of the preceding 30 trading days and the volume for such 30 trading days has averaged 50,000 shares per day (for example, if the Bridge Warrant Exercise Price (following the Reverse Split) is $1.35 the Bridge Warrants are callable if the Common Stock closes above $2.02 per share for 20 of the preceding 30 trading days with the average volume in excess of 50,000 shares per day for such 30 trading days.

A term sheet (titled “Fifth Amended and Restated Term Sheet”) dated November 28, 2016 setting forth the terms of the Bridge Financing is attached hereto as Exhibit II (the “Bridge Financing Term Sheet”). The information provided in this Item 1.01 with respect to the Bridge Financing is qualified in its entirety by reference to the terms of the Bridge Financing Term Sheet and incorporated herein by reference.

As of the date of this Form 8-K, the Company has issued and sold to investors Bridge Notes in the aggregate principal amount of $4,684,654 and Bridge Warrants exercisable to purchase 4,684,654 shares of Common Stock. The form of the Bridge Note issued by the Company to the holders of Bridge Notes is attached hereto as Exhibit III. The Company has reported such sales on Form D and amendments thereto filed with the SEC.

As of the date of this Form 8-K, the Company has entered into separate Conversion Agreements with the holders of Bridge Notes in an aggregate principal amount of $4,391,000. A form of the Conversion Agreement is attached hereto as Exhibit IV.

Neither the Bridge Notes or Bridge Warrants nor any of the securities of the Company issuable upon the conversion of the Bridge Notes or the exercise of the Bridge Warrants has been or will be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration thereunder or an applicable exemption from registration requirements.

D.
2016 Long-Term Incentive Compensation Plan

On August 17, 2016, the Board of Directors approved and adopted, subject to the approval of the stockholders of the Company, the 2016 Long-Term Incentive Compensation Plan of the Company which provides for the granting to directors, officers, employees and consultants of and service providers to, the Company and its affiliates of awards under the plan including options, SARs (including limited SARs), restricted stock, deferred stock, stock granted as a bonus or in lieu of other awards, dividend equivalents and other stock based awards to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company’s stockholders, all upon the terms and provisions set forth in the plan, a copy of which is attached hereto as Exhibit V.

Subject to adjustment in the event of an extraordinary or unusual event effecting the Common Stock of the Company such as a recapitalization, forward or reverse split or a stock dividend, following the Reverse Split referred to in the Recapitalization Agreement, the aggregate number of shares of Common Stock for which Awards may be granted under the Plan shall not exceed 2,500,000 shares.

Stockholders of the Company holding not less than a majority of the voting power of the Company approved the 2016 Long-Term Incentive Compensation Plan by signing a written consent dated as of November 1, 2016.

The information provided in this Item 1.01 with respect to the 2016 Long-Term Incentive Compensation Plan is qualified in its entirety by reference to the terms of the 2016 Long-Term Incentive Compensation Plan attached hereto as Exhibit V and incorporated herein by reference.

E.
2016 Incentive Bonus Compensation Plan

On August 17, 2016 the Board of Directors approved and adopted, subject to the approval of the stockholders of the Company, the 2016 Incentive Bonus Compensation Plan of the Company which provides for the granting to key senior executives of the Company of bonus awards based on the extent to which specified performance goals for specified periods shall have been achieved or exceeded, all upon the terms and provisions set forth in the plan, a copy of which is attached hereto as Exhibit VI.

Stockholders of the Company holding not less than a majority of the voting power of the Company approved the 2016 Incentive Bonus Compensation Plan by signing a written consent dated as of November 1, 2016.

The information provided in this Item 1.01 with respect to the 2016 Incentive Bonus Compensation Plan is qualified in its entirety by reference to the terms of the 2016 Incentive Bonus Compensation Plan attached hereto as Exhibit VI and incorporated herein by reference.

Item 3.02
Unregistered Sales of Equity Securities

Reference is made to Item 1.01 and the information provided therein with respect to the Recapitalization and Bridge Financing and all such information is incorporated herein by reference.

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a special meeting held on August 17, 2016, the Board of Directors of the Company elected Robert McDermott as President and Donald Douglas as Secretary of the Company and designated Mr. McDermott as Chief Executive Officer, Donald Sproat as Chief Financial Officer and Mr. Douglas as Chief Operating Officer of the Company. At the same meeting, the Board appointed Mr. JD Smith and Mr. Jeffrey Stellinga as members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, designating Mr. Smith as Chairman of the Compensation Committee and the Nominating and Governance Committee and Mr. Stellinga as Chairman of the Audit Committee.

Item 5.03
Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As part of the Recapitalization, the Company will amend its Articles of Incorporation and Bylaws. Reference is made to Item 1.01 and the information provided therein as well as Exhibits 3.8 (Articles of Incorporation) and 3.9 (Bylaws) to the Recapitalization Agreement with respect to the Recapitalization and all such information is incorporated herein by reference.

Immediately following the Recapitalization, the Company intends to further amend and restate its Articles of Incorporation to change the name of the Company from iMedicor, Inc. to iCoreConnect Inc. A form of the Amended and Restated Articles of Incorporation is attached hereto as Exhibit VII.

Item 5.07
Submission of Matters to a Vote of Security Holders

The holders of approximately $6,000,000 aggregate principal amount of convertible debt of the Company and each stockholder of the Company who is a party to the Recapitalization Agreement, being the holders of not less than a majority of the voting power of the Company and the holders of not less than two thirds of the outstanding shares of the Series A Preferred Stock and not less than two thirds of the outstanding shares of the Series B Preferred Stock of the Company, in the Recapitalization Agreement consented to and approved the Recapitalization and the Company taking each and every action set forth in Section 2 of the Recapitalization Agreement and each and every other action as shall be necessary or desirable for the Company to carry out the Recapitalization and to take each and every other action as set forth in Section 2 of the Recapitalization Agreement or contemplated by the Recapitalization Agreement. Reference is made to Section 5 of the Recapitalization Agreement.

Stockholders holding not less than a majority of the voting power of the Company signed a written consent dated as of November 1, 2016 approving the 2016 Long-Term Incentive Compensation Plan of the Company and the 2016 Incentive Bonus Compensation Plan of the Company.

Stockholders holding not less than a majority of the voting power of the Company signed a written consent dated as of January 3, 2017 approving, immediately following the Recapitalization, the amendment and restatement of the Company’s Articles of Incorporation to change the name of the Company from iMedicor, Inc. to iCoreConnect Inc.

Item 9.01
Financial Statements and Exhibits

(a) Exhibits. The following exhibits are filed with this report:

Exhibit No.
Description of Exhibit

I
Recapitalization Agreement dated as of November 1, 2016 among the Company and those persons’ signatories thereto who are the holders of convertible debt of the Company and/or the owners of record of shares of the capital stock of the Company.

II
Current Bridge Financing Term Sheet (the Fourth Amended and Restated Term Sheet)

III
Form of Bridge Note issued to the holders of the Bridge Notes

IV
Form of Conversion Agreement between the Company and holders of Bridge Notes

V
2016 Long-Term Incentive Compensation Plan

VI
2016 Incentive Bonus Compensation Plan

VII
Form of Amended and Restated Articles of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iMEDICOR, INC. (Registrant)

Dated: March 31, 2017	By:	/s/ Robert McDermott
Robert McDermott
Chief Executive Officer